SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                           CONSTELLATION BRANDS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                  ---------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                        -----------------------
     (3)  Filing Party:
                        -------------------------------------------------------
     (4)  Date Filed:
                      ---------------------------------------------------------

                                   [CBI LOGO]
                           CONSTELLATION BRANDS, INC.
                            Building stellar brands


                         ------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

                                                                   June 15, 2001

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. at One Chase Square, Rochester, New York, on Tuesday, July 17, 2001 at 11:00 a.m. (local time).

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company's 2001 Annual Report to Stockholders, which consists of the Company's 2001 glossy report and its Form
10-K for the fiscal year ended February 28, 2001 that sets forth important business and financial information concerning the Company.

     We hope you are able to attend this year's Annual Meeting.

                                                Very truly yours,

                                                /s/ Richard Sands

                                                RICHARD SANDS
                                                Chairman of the Board, President
                                                and Chief Executive Officer

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


                           CONSTELLATION BRANDS, INC.
                           300 WillowBrook Office Park
                            Fairport, New York 14450

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 2001
                    ----------------------------------------




     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CONSTELLATION BRANDS, INC. (the "Company") will be held at One Chase Square, Rochester, New York, on Tuesday, July 17, 2001 at 11:00 a.m. (local time) for the following purposes more fully described in the accompanying Proxy Statement:

     1.   To elect directors of the Company (Proposal No. 1).

     2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending February 28, 2002 (Proposal No. 2).

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A Proxy Statement and proxy are enclosed.

     WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ David S. Sorce

                                            DAVID S. SORCE, Secretary

Fairport, New York
June 15, 2001

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






                           CONSTELLATION BRANDS, INC.
                           300 WillowBrook Office Park
                            Fairport, New York 14450


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                       2001 ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is being furnished to the stockholders of CONSTELLATION BRANDS, INC. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies are for use at the 2001 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the "Meeting"). The Meeting will be held on Tuesday, July 17, 2001 at 11:00 a.m. (local time) at One Chase Square, Rochester, New York.

     The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.

     The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you indicate otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending February 28, 2002 (Proposal No. 2).

     The enclosed proxy has been designed so that it can be used by stockholders owning any combination of the Company's outstanding capital stock. The outstanding capital stock of the Company consists of Class A Common Stock, par value $.01 per share (the "Class A Stock") and Class B Common Stock, par value $.01 per share (the "Class B Stock"). All share, option and similar information included in this Proxy Statement reflects the effect of the Company's two-for-one stock split that was distributed in the form of a stock dividend on May 14, 2001 to stockholders of record on April 30, 2001.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

     This Proxy Statement and the accompanying proxy are being first mailed to stockholders on or about June 20, 2001.

                                VOTING SECURITIES

     The total outstanding capital stock of the Company, as of May 31, 2001, consisted of 35,881,710 shares of Class A Stock and 6,132,995 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

     Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 31, 2001, the record date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournment thereof. Except as otherwise required by Delaware law, the holders of the Class A Stock and the holders of the Class B Stock vote together as a single class on all matters other than the election of directors. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in his or her name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in his or her name.

     The holders of a majority of the outstanding aggregate voting power of the Class A Stock and the Class B Stock present at the Meeting, in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in "street name" by brokers or other nominees which may be voted with respect to some, but not all, matters without instruction from the beneficial owner ("broker non-votes") are counted as shares present for determining a quorum.

     Under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote and actually voting, in person or by proxy. Pursuant to the Company's Restated Certificate of Incorporation, the holders of the Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of the Class B Stock, voting as a separate class, are entitled to elect the remaining number of directors to be elected at the Meeting. Since the Board of Directors nominated seven directors, the holders of Class A Stock will be entitled to elect two directors and the holders of Class B Stock will be entitled to elect five directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld will not be counted and therefore, will not affect the outcome of the elections.

     The ratification of the selection of Arthur Andersen LLP as the Company's independent auditors (Proposal No. 2) requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Therefore, abstentions will have the effect of negative votes. However, because broker non-votes are not considered entitled to vote, they will not affect the outcome of the vote.

                              BENEFICIAL OWNERSHIP

     As of May 31, 2001, the following tables and notes set forth (i) the persons known to the Company to beneficially own more than 5% of the Class A Stock or Class B Stock, (ii) the number of shares beneficially owned by them, and (iii) the percent of such class so owned, rounded to the nearest one-tenth of one percent. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the percentages of ownership were calculated on the basis of 35,881,710 shares of Class A Stock and 6,132,995 shares of Class B Stock outstanding as of the close of business on May 31, 2001.

                                            CLASS A STOCK
-------------------------------------------------------------------------------------------------------

                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                          -----------------------------------------------
NAME AND ADDRESS OF                        SOLE POWER TO     SHARED POWER TO                 PERCENT OF
BENEFICIAL OWNER                          VOTE OR DISPOSE    VOTE OR DISPOSE       TOTAL      CLASS (1)
-------------------                       ---------------    ---------------     ---------   ----------
Marilyn Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                      1,578,106(2)        177,452 (3)      1,755,558       4.9%

Robert Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                        890,200(4)        804,104 (4)      1,694,304       4.7%

Richard Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                        859,503(5)        804,104 (5)      1,663,607       4.6%

CWC Partnership-I
   300 WillowBrook Office Park
   Fairport, NY  14450                           -              766,092 (6)        766,092       2.1%

Trust for the benefit of Andrew Stern,
M.D. under the will of Laurie Sands
   300 WillowBrook Office Park
   Fairport, NY  14450
                                                 -              766,092 (7)        766,092       2.1%

Stockholders Group Pursuant to Section
13(d)(3) of the Securities Exchange
Act of 1934, as amended (8)
                                                 -            2,553,807 (8)      2,553,807       7.0%


                                     - 4 -


                                            CLASS B STOCK
-------------------------------------------------------------------------------------------------------

                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                          ------------------------------------------------

NAME AND ADDRESS OF                        SOLE POWER TO     SHARED POWER TO                 PERCENT OF
BENEFICIAL OWNER                          VOTE OR DISPOSE    VOTE OR DISPOSE       TOTAL      CLASS (1)
-------------------                       ---------------    ---------------     ---------   ----------
Richard Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                      1,477,058         2,715,036 (5)      4,192,094      68.4%

Robert Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                      1,475,648         2,715,036 (4)      4,190,684      68.3%

Trust for the benefit of Andrew
Stern, M.D. under the will of
Laurie Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                           -            1,665,678 (7)      1,665,678      27.2%

CWC Partnership-I
   300 WillowBrook Office Park
   Fairport, NY  14450                           -            1,524,770 (6)      1,524,770      24.9%

Trust for the benefit of the
Grandchildren of Marvin and
Marilyn Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                           -            1,012,500 (10)     1,012,500      16.5%

Marilyn Sands
   300 WillowBrook Office Park
   Fairport, NY  14450                          9,000           203,700 (3)        212,700       3.5%

Stockholders Group Pursuant to
Section 13(d)(3) of the Securities
Exchange Act of 1934, as amended (8)             -            5,667,742 (8)      5,667,742      92.4%

------------------------------------

(1) The number of shares and the percentage of ownership set forth in the Class A Stock table includes the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 31, 2001 or become exercisable within 60 days thereafter ("presently exercisable"). Such number does not include the number of option shares that may become exercisable within sixty (60) days of May 31, 2001 due to certain acceleration provisions in certain awards, which accelerations cannot be foreseen on the date of this Proxy Statement. Such number also does not include the shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock beneficially owned by each person. The number of shares and percentage of ownership assuming conversion of Class B Stock into Class A Stock are contained in the footnotes. For purposes of calculating the percentage of ownership of Class A Stock in the table and in the footnotes, additional shares of Class A Stock equal to the number of presently exercisable options and, as appropriate, the number of shares of Class B Stock owned by each person are assumed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. Where the footnotes reflect shares of Class A Stock as being included, such shares are included only in the Class A Stock table and where the footnotes reflect shares of Class B Stock as being included, such shares are included only in the Class B Stock table.

(2) With respect to 1,575,002 shares of the 1,578,106 shares of Class A Stock, Marilyn Sands is the beneficial owner of a life estate which includes the right to receive income from and the power to vote

                                     - 5 -


     and dispose of such shares. The remainder interest in such shares is held by Richard Sands, Robert Sands and CWC Partnership-II, a New York general partnership ("CWCP-II").

(3) The amounts reflected include, as applicable, 29,262 shares of Class A Stock owned by the Mac and Sally Sands Foundation, Incorporated, a Virginia corporation (the "Sands Foundation"), of which Marilyn Sands is a director, 36,858 shares of Class B Stock owned by the Marvin Sands Master Trust (the "Master Trust"), of which Ms. Sands is a trustee, and 148,190 shares of Class A Stock and 166,842 shares of Class B Stock owned by M,L,R&R, a New York general partnership ("MLR&R"), of which the Master Trust is a general partner. Ms. Sands disclaims beneficial ownership with respect to all shares owned by the Sands Foundation and with respect to all of the other foregoing shares except to the extent of her beneficial interest in the Master Trust. Assuming the conversion of Class B Stock beneficially owned by Ms. Sands into Class A Stock, Ms. Sands would beneficially own 1,968,258 shares of Class A Stock, representing 5.5% of the outstanding Class A Stock after such conversion.

(4) The amount reflected as shares of Class A Stock over which Robert Sands has the sole power to vote or dispose includes 254,246 shares of Class A Stock issuable upon the exercise of options which are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 617,902 shares of Class A Stock and 1,357,928 shares of Class B Stock owned by CWC Partnership-I, a New York general partnership ("CWCP-I"), of which Robert Sands is a managing partner, 36,858 shares of Class B Stock owned by the Master Trust of which Robert Sands is a trustee and beneficiary, 148,190 shares of Class A Stock and 166,842 shares of Class B Stock owned by MLR&R, of which Mr. Sands and the Master Trust are general partners, 140,908 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 1,012,500 shares of Class B Stock owned by the trust described in footnote (9) below, 29,262 shares of Class A Stock owned by the Sands Foundation, of which Mr. Sands is a director and officer, and 8,750 shares of Class A Stock issuable upon the exercise of presently exercisable options held by the Estate of Marvin Sands ("Marvin Sands' Estate"), of which Robert Sands is an executor. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust and Marvin Sands' Estate. The amounts reflected do not include 45,880 shares of Class A Stock owned by Mr. Sands' wife, individually and as custodian for their minor children, the remainder interest Mr. Sands has in 519,698 of the 1,575,002 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above or the remainder interest of CWCP-II in 530,302 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 5,884,988 shares of Class A Stock, representing 14.6% of the outstanding Class A Stock after such conversion.

(5) The amount reflected as shares of Class A Stock over which Richard Sands has the sole power to vote or dispose includes 257,813 shares of Class A Stock issuable upon the exercise of options which are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 617,902 shares of Class A Stock and 1,357,928 shares of Class B Stock owned by CWCP-I, of which Richard Sands is a managing partner, 36,858 shares of Class B Stock owned by the Master Trust, of which Mr. Sands is a trustee and beneficiary, 148,190 shares of Class A Stock and 166,842 shares of Class B Stock owned by MLR&R, of which Mr. Sands and the Master Trust are general partners, 140,908 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 1,012,500 shares of Class B Stock owned by the trust described in footnote (9) below, 29,262 shares of Class A Stock owned by the Sands Foundation, of which Mr. Sands is a director and officer, and 8,750 shares of Class A Stock issuable upon the exercise of presently exercisable options held by Marvin Sands' Estate, of which Richard Sands is an executor. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust and Marvin Sands' Estate. The amounts reflected do not include 3,930 shares of Class A Stock owned by Mr. Sands' wife, the remainder interest Mr. Sands has in 525,002 of the 1,575,002 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above or the remainder

                                     - 6 -


     interest of CWCP-II in 530,302 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 5,855,701 shares of Class A Stock, representing 14.5% of the outstanding Class A Stock after such conversion.

(6) The amounts reflected include, as applicable, 148,190 shares of Class A Stock and 166,842 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The shares owned by CWCP-I are included in the number of shares beneficially owned by Richard Sands and Robert Sands, the managing partners of CWCP-I, the Marital Trust (defined in footnote (7) below), a partner of CWCP-I which owns a majority in interest of the CWCP-I partnership interests, and the group described in footnote (8) below. The other partners of CWCP-I are trusts for the benefit of Laurie Sands' children. Assuming the conversion of Class B Stock beneficially owned by CWCP-I into Class A Stock, CWCP-I would beneficially own 2,290,862 shares of Class A Stock, representing 6.1% of the outstanding Class A Stock after such conversion.

(7) The amounts reflected include, as applicable, 617,902 shares of Class A Stock and 1,357,928 shares of Class B Stock owned by CWCP-I, in which the Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands (the "Marital Trust") is a partner and owns a majority in interest of the CWCP-I partnership interests, 140,908 shares of Class B Stock owned by CWCP-II, in which the Marital Trust is a partner and owns a majority in interest of the CWCP-II partnership interests, and 148,190 shares of Class A Stock and 166,842 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The Marital Trust disclaims beneficial ownership with respect to all of the foregoing shares except to the extent of its ownership interest in CWCP-I and CWCP-II. The amounts reflected do not include the remainder interest CWCP-II has in 530,302 of the 1,575,002 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (2) above. The Marital Trust disclaims beneficial ownership with respect to all such shares except to the extent of its ownership interest in CWCP-II. Assuming the conversion of Class B Stock beneficially owned by the Marital Trust into Class A Stock, the Marital Trust would beneficially own 2,431,770 shares of Class A Stock, representing 6.5% of the outstanding Class A Stock after such conversion.

(8) The group as reported consists of Richard Sands, Robert Sands, CWCP-I, CWCP-II, and the trust described in footnote (9) (collectively, the "Group"). The basis for the Group consists of: (i) a Stockholders Agreement among Richard Sands, Robert Sands and CWCP-I and (ii) the fact that the familial relationship between Richard Sands and Robert Sands, their actions in working together in the conduct of the business of the Company and their capacity as partners and trustees of the other members of the Group may be deemed to constitute an agreement to "act in concert" with respect to the Company's shares. The members of the Group disclaim that an agreement to act in concert exists. Except with respect to the shares subject to the Stockholders Agreement, the shares owned by CWCP-I and CWCP-II and the shares held by the trust described in footnote (9) below, no member of the Group is required to consult with any other member of the Group with respect to the voting or disposition of any shares of the Company. Assuming the conversion of Class B Stock beneficially owned by the Group into Class A Stock, the Group would beneficially own 8,221,549 shares of Class A Stock, representing 19.5% of the outstanding Class A Stock after such conversion.

(9) The trust was created by Marvin Sands under the terms of an Irrevocable Trust Agreement dated November 18, 1987 (the "Trust"). The Trust is for the benefit of the present and future grandchildren of Marvin and Marilyn Sands. The Co-Trustees of the Trust are Richard Sands and Robert Sands. Unanimity of the Co-Trustees is required with respect to voting and disposing of the Class B Stock owned by the Trust. The shares owned by the Trust are included in the number of shares beneficially owned by Richard Sands, Robert Sands and the Group. Assuming the conversion of Class B Stock beneficially owned by the Trust into Class A Stock, the Trust would beneficially own 1,012,500 shares of Class A Stock, representing 2.7% of the outstanding Class A Stock after such conversion.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table summarizes the annual and long-term compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers at the end of the fiscal year ended February 28, 2001 (collectively, the "Named Executives"). The table is designed to provide stockholders with a concise, comprehensive view of the Company's executive compensation during the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999. It therefore includes all aspects of compensation for services rendered to the Company for such periods.

                                          Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------
                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                           ANNUAL COMPENSATION            AWARDS (2)
                                                   ------------------------------------  ------------
                                                                              OTHER       SECURITIES
                                                                              ANNUAL      UNDERLYING    ALL OTHER
                                                                           COMPENSATION    OPTIONS      COMPENSA-
NAME AND PRINCIPAL POSITION               YEAR       SALARY      BONUS         (1)          (#)(3)       TION(4)
-------------------------------           ----     ----------  ----------  ------------  ------------   ---------
Richard Sands,                            2001     $  606,050  $  425,447  $  74,359(5)     62,600      $  49,039
   Chairman of the Board, President and   2000        545,782     491,204       -           32,800         51,191
   Chief Executive Officer                1999        487,537     438,601       -           33,200         42,592

Robert Sands,                             2001     $  537,601  $  377,396  $  84,607(6)     57,600      $  44,076
   Group President                        2000        530,241     477,217     87,806(6)     32,000         49,870
                                          1999        473,564     426,031       -           32,200         40,060

Alexander L. Berk,                        2001     $  475,000  $  328,150       -           50,000      $  41,196
   President and Chief Executive          2000        440,000     374,000       -           50,000         48,800
   Officer of Barton Incorporated (7)     1999        399,600     311,688       -           41,800         52,752

Jon Moramarco,                            2001     $  345,000  $  194,213       -           53,000      $  11,011
   President and Chief Executive          2000        110,000      69,825       -          100,000           -
   Officer of Canandaigua Wine Company,   1999           -           -          -             -              -
   Inc. (8)

Thomas S. Summer,                         2001     $  330,000  $  178,200       -           38,200      $  29,025
   Executive Vice President and           2000        261,800     176,715       -           11,000         27,053
   Chief Financial Officer                1999        233,658     172,125       -           11,400         22,935

-------------------------

(1) None of the Named Executives, other than as indicated, received any individual perquisites or other personal benefits exceeding the lesser of $50,000 or 10% of the total salary and bonus reported for such executive officer during the periods covered by the Summary Compensation Table.

(2) None of the Named Executives received any restricted stock awards or any pay-outs under long-term incentive plans during the periods covered by the Summary Compensation Table.

(3) The securities consist of shares of Class A Stock underlying stock options. See the table below entitled "Option Grants in Last Fiscal Year" and the footnotes to that table for additional information.

(4)  Amounts reported for 2001 consist of:

     o Company 401(k) contributions under the Company's 401(k) and Profit Sharing Plan: Richard Sands $5,100; Robert Sands $5,100; Alexander Berk $5,214; Jon Moramarco $4,379; and Thomas Summer $5,100.

                                     - 8 -


     o Company profit sharing contributions under the Company's 401(k) and Profit Sharing Plan: Richard Sands $12,325; Robert Sands $12,325; Alexander Berk $12,878; Jon Moramarco $6,632; and Thomas Summer $12,325.

     o    Company  contributions  under  the  Company's  Supplemental  Executive
          Retirement  Plan:   Richard  Sands  $31,614;   Robert  Sands  $26,651;
          Alexander Berk $23,104; and Thomas Summer $11,600.

(5)  The amount shown includes $73,463 for use of the corporate aircraft.

(6) The amounts shown include $84,057 in 2001 and $87,176 in 2000 for use of the corporate aircraft.

(7)  Barton Incorporated is a wholly-owned subsidiary of the Company.

(8) Canandaigua Wine Company, Inc. is a wholly-owned subsidiary of the Company. Jon Moramarco has been responsible for the Company's Canandaigua Wine segment since October 1999.


STOCK OPTIONS

     The following table contains information concerning stock option grants to the Named Executives during the fiscal year ended February 28, 2001. No stock appreciation rights ("SARs") were granted to any of the Named Executives in that year. The columns labeled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions, as required by the Securities and Exchange Commission. The Company cannot predict the actual growth rate of its Common Stock.

                                      OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------

                                INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE
--------------------------------------------------------------------------------         VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF
                         NUMBER OF       % OF TOTAL                                         STOCK PRICE
                        SECURITIES        OPTIONS                                        APPRECIATION FOR
                        UNDERLYING       GRANTED TO     EXERCISE OR                         OPTION TERM
                         OPTIONS        EMPLOYEES IN     BASE PRICE   EXPIRATION     -------------------------
NAME                    GRANTED (1)     FISCAL YEAR      ($/SH) (2)      DATE            5%            10%
----                    -----------     ------------    -----------   ----------     ----------    -----------

Richard Sands            44,200 (3)         2.3%          $  25.75     04/05/10      $  715,529    $ 1,813,147
                         18,400 (4)         1.0%          $  29.70     06/20/05      $   87,492    $   253,412
Robert Sands             39,200 (3)         2.0%          $  25.75     04/05/10      $  634,586    $ 1,608,040
                         18,400 (4)         1.0%          $  29.70     06/20/05      $   87,492    $   253,412
Alexander L. Berk        32,400 (3)         1.7%          $  25.75     04/05/10      $  524,505    $ 1,329,094
                         17,600 (4)         0.9%          $  27.00     06/20/10      $  298,747    $   757,025
Jon Moramarco            40,200 (3)         2.1%          $  25.75     04/05/10      $  650,775    $ 1,649,062
                         12,800 (4)         0.7%          $  27.00     06/20/10      $  217,271    $   550,563
Thomas S. Summer         25,800 (3)         1.3%          $  25.75     04/05/10      $  417,662    $ 1,058,353
                         12,400 (4)         0.6%          $  27.00     06/20/10      $  210,481    $   533,358

-------------------

(1) The securities consist of shares of Class A Stock underlying stock options that were granted pursuant to Company plans that were approved by its stockholders. The stock options were granted for terms of no greater than 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment. Under the plans, the vesting of stock options accelerates in the event of a change of control, as defined in the plans.

                                     - 9 -


(2) The exercise price per share of each option is equal to, or where required, greater than, the closing market price of a share of Class A Stock on the date of grant.

(3) The options vest and become exercisable as follows: (i) 33 1/3% (rounded down to a whole share) became exercisable on April 6, 2001; (ii) an additional 33 1/3% (rounded down to a whole share) will become exercisable on April 6, 2002; and (iii) the remaining balance will become exercisable on April 6, 2003.

(4) The options vest and become exercisable as follows: (i) 20% became exercisable on April 1, 2001; and (ii) the remaining 80% will become exercisable in four annual installments beginning on April 1, 2002.

     The following table sets forth information regarding the number and value of exercisable and unexercisable stock options held by the Named Executives as of February 28, 2001. None of the Named Executives exercised any stock options during the fiscal year ended February 28, 2001 and there are no outstanding SARs.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                             UNDERLYING                     IN-THE-MONEY
                         UNEXERCISED OPTIONS                  OPTIONS
                            AT FY-END (1)                    AT FY-END
                     ---------------------------    ----------------------------
NAME                 EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                 -----------   -------------    ------------   -------------
Richard Sands          222,350        120,650       $  3,452,180   $     757,646
Robert Sands           221,450        113,750       $  3,533,801   $     721,217
Alexander L. Berk      133,900        122,100       $  2,269,504   $     909,408
Jon Moramarco             -           153,000       $       -      $     525,645
Thomas S. Summer        96,600         55,000       $  1,613,389   $     321,528

--------------------
(1) The securities consist of shares of Class A Stock underlying stock options that were granted pursuant to Company plans that were approved by its stockholders.


REPORT WITH RESPECT TO EXECUTIVE COMPENSATION

     The following report is required by the Securities and Exchange Commission's executive compensation rules in order to standardize the reporting of executive compensation by public companies. This information shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

     GENERAL

     The Human Resources Committee of the Board of Directors administers the Company's executive compensation program. During the period March 1, 2000 through July 18, 2000, the Human Resources Committee was composed of Thomas McDermott and Paul Smith, each of whom is a non-employee director. On July 18, 2000, the Board of Directors elected Jeananne Hauswald, also a non-employee director, as a member of the Committee.

     The objectives of the Company's executive compensation program are to (i) be competitive with the pay practices of other companies of comparable size and status, including those in the beverage alcohol industry, and (ii) attract, motivate and retain key executives who are vital to the long-term success of the Company. As discussed in detail below, the Company's executive compensation program consists of both fixed (base salary) and variable, incentive-based compensation elements. These elements are designed to operate together to comprise performance-based annual cash compensation and stock-based compensation which align the interests of the Company's executives with the interests of its stockholders.

     Executive compensation is determined in light of the Company's performance during the fiscal year and taking into account compensation data of comparable companies. Specifically considered in fiscal year 2001 was adjusted operating income as compared to that set forth in the Company's fiscal 2001 operating plan.

     BASE SALARY

     With respect to annual compensation, the fundamental objective in setting base salary levels for the Company's senior management is to pay competitive rates to attract and retain high quality, competent executives. Competitive pay levels are determined based upon input of compensation consultants, independent industry surveys, proxy disclosures, salaries paid to attract new managers and past experience. The Human Resources Committee reviews data generated by William
M. Mercer, Incorporated, a consultant to the Company, for competitive analyses. Base salary levels are determined based upon factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), Company performance and competitive pay packages.

     ANNUAL MANAGEMENT INCENTIVES

     In addition to their base salary, the Company's executives have the opportunity to earn an annual cash bonus. The annual bonus for executive officers for fiscal 2001 was based on attainment of certain target financial performance goals for the Company. Awards were based on a percentage of base salary with target awards ranging from 50% to 65% of base salaries for executive officers. The purpose of the annual bonus is to motivate and provide an incentive to management to achieve specific business objectives and initiatives as set forth in the Company's annual operating plan and budget. For fiscal 2001, annual cash bonuses were awarded to each of the Named Executives in the amounts indicated in the Summary Compensation Table.

     Future cash bonuses for the participating executives will be determined by the Human Resources Committee pursuant to, or in a manner similar to, the Company's Annual Management Incentive Plan. Pursuant to that plan, the Committee would award cash bonuses to the participating executives in the event that the Company attains one or more pre-set performance targets.

     STOCK OPTIONS, SARS AND RESTRICTED STOCK

     In connection with the executive compensation program, long-term incentive awards in the form of stock options, stock appreciation rights and restricted stock have been granted under the Company's Long-Term Stock Incentive Plan and Incentive Stock Option Plan. This arrangement balances the annual operating objectives of the annual cash incentive plan with the Company's longer-term stockholder value building strategies. The Human Resources Committee and the Board of Directors grant these stock-based incentive awards from time to time for the purpose of attracting and retaining key executives, motivating them to attain the Company's long-range financial objectives, and closely aligning their financial interests with long-term stockholder interests and share value.

     The Company believes that through the use of stock options, executives' interests are directly tied to enhanced stockholder value. The Human Resources Committee of the Board (as well as the full Board) has the flexibility of awarding nonqualified stock options, restricted stock, stock appreciation rights and other stock-based awards under the Company's Long-Term Stock Incentive Plan and incentive stock options under the Company's Incentive Stock Option Plan. This flexibility enables the Company to fine-tune its grants in order to maximize the alignment of the interests of the stockholders and management.

     During fiscal 2001, the Human Resources Committee awarded nonqualified options to all executive officers, including the Company's Chief Executive Officer, taking into account relevant market survey data, their position with the Company and the financial performance of the Company. The Committee also awarded incentive stock options to all executive officers to support the attainment of certain stock ownership amounts pursuant to guidelines established by the Company. The exercise prices of all the stock options awarded were equal to, or where required, greater than, the market value of the underlying shares on the date of grant. Accordingly, the value of the awards depends solely upon future growth in the share value of the Company's Class A Stock.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal year 2001, the compensation of Richard Sands, the Company's Chief Executive Officer, was based on the Company's performance and growth as described under the caption "General" above. In addition, the compensation packages of chief executive officers of certain comparable companies selected by William M. Mercer, Incorporated were considered. Also taken into account was the Company's current executive salary and compensation structure.

     Richard Sands' base salary is believed to be in line with salaries of executives of similar companies and chief executive officers with similar responsibilities. Mr. Sands' annual cash incentive for fiscal 2001 was a percentage of his base salary based upon the Company's fiscal 2001 adjusted operating income as compared to that set forth in the Company's fiscal 2001 operating plan. The range for Mr. Sands' cash incentive award, from threshold, target and maximum (16%, 65% and 130%, respectively), was comparable to industry compensation survey data for executives in Richard Sands' position. For the fiscal year ended February 28, 2001, Richard Sands received a bonus of $425,447. As noted elsewhere in this Proxy Statement, during fiscal 2001, Mr. Sands also received stock options to purchase up to 62,600 shares of Class A Stock of the Company.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section  162(m)  of  the  Internal   Revenue  Code  provides  that  certain
compensation in excess of $1 million per year paid to a company's chief executive officer and four other most highly paid executive officers may not be deductible by the company unless it qualifies as performance-based compensation. The Human Resources Committee recognizes the benefits of structuring executive compensation so that Section 162(m) does not limit the Company's tax deductions for such compensation, and the Company's Long-Term Stock Incentive Plan, Incentive Stock Option Plan and Annual Management Incentive Plan have been designed so that the Human Resources Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, the Human Resources Committee may decide to award executive compensation in an amount and form that is not deductible under
Section 162(m).

     The foregoing report is given by the members of the Human Resources Committee.

                                                HUMAN RESOURCES COMMITTEE

                                                Thomas C. McDermott (Chair)
                                                Jeananne K. Hauswald
                                                Paul L. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described above, during fiscal 2001, Jeananne Hauswald, Thomas McDermott and Paul Smith served as members of the Human Resources Committee of the Company's Board of Directors. None of these individuals are or have ever been officers or employees of the Company.

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing, for the fiscal years ended the last day of February 1997, 1998, 1999, 2000 and 2001, the cumulative total stockholder return of the Company's Class A Stock and Class B Stock, with the cumulative total return of the Russell 2000 Index and a peer group index comprised of companies in the beverage industry (the "Selected Peer Group Index") (see footnote (1) to the graph). The graph assumes the investment of $100.00 on February 29, 1996 in the Company's Class A Stock, Class B Stock, the Russell 2000 Index and the Selected Peer Group Index, and also assumes the reinvestment of all dividends.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 -----------------------------------------------


                              [PERFORMANCE GRAPH]

                        1996      1997      1998      1999      2000      2001
                      --------  --------  --------  --------  --------  --------
STZ                   $ 100.00  $  80.92  $ 146.71  $ 140.46  $ 128.95  $ 168.03
STZ.B                   100.00     87.50    151.97    146.71    128.95    168.42
Peer Group Index        100.00    133.29    151.56    160.11    134.00    161.11
Russell 2000 Index      100.00    112.56    146.25    125.00    184.08    150.96

----------------------
(1) The Selected Peer Group Index is weighted according to the respective issuer's stock market capitalization and is comprised of the following companies: Adolph Coors Company (Class B Shares); Anheuser-Busch Companies, Inc; The Boston Beer Company, Inc; Brown-Forman Corporation (Class A and Class B Shares); Cadbury Schweppes plc; The Chalone Wine Group, Ltd.; Coca-Cola Bottling Co. Consolidated; Coca-Cola Company; Coca-Cola Enterprises Inc.; Diageo plc-ADR (included in 1998, 1999, 2000 and 2001 only); LVMH Moet Hennessy Louis Vuitton; The Robert Mondavi Corporation (Class A Shares); PepsiCo, Inc.; and PepsiAmericas, Inc. Note: Diageo plc-ADR is included only in the years for which trading and public information were available.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance.

     The Stock Price Performance Graph set forth above shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Alexander Berk and Barton Incorporated, a wholly-owned subsidiary of the Company, are parties to an employment agreement dated as of September 1, 1990, as amended on November 11, 1996 and October 20, 1998, that provides for Mr. Berk's compensation and sets forth the terms and conditions of Mr. Berk's employment with Barton. Under his employment agreement, Mr. Berk serves as the President and Chief Executive Officer of Barton and, by virtue of his current responsibilities with Barton, he is deemed an executive officer of the Company. While the initial term of the employment agreement expired on February 28, 2001, in accordance with the agreement, the term is automatically extended for one-year periods unless either Mr. Berk or Barton notifies the other that such party does not wish to extend it. The agreement will terminate prior to the expiration of the current term (i) upon Mr. Berk's death or Retirement, (ii) at Barton's election, for Cause or upon Mr. Berk's Complete Disability, and (iii) at Mr. Berk's election, for Good Reason (all as set forth in the agreement). If Barton decides not to extend the term of the agreement, or if the agreement terminates by reason of Mr. Berk's death, Complete Disability, or Retirement, or for Good Reason, Barton is obligated to pay to Mr. Berk a post-termination benefit equal to 100% of his then current base salary plus the bonus amount paid to him for the immediately prior fiscal year. If Mr. Berk decides not to extend the term of the agreement, then Barton is obligated to pay to Mr. Berk a post-termination benefit equal to one half of the foregoing amount. In the event that Mr. Berk's employment is terminated for Good Reason, or is terminated by Barton for reasons other than death, Complete Disability, Cause, or Barton's decision not to extend the term of the agreement, then Mr. Berk is entitled to be paid (i) if the applicable conditions are satisfied, a supplementary post-termination benefit equal to what he otherwise would have been entitled to receive as his share of Barton's contribution to its profit-sharing and retirement plan for the fiscal year in which such termination occurs and (ii) an amount equal to the product of his then current base salary multiplied by the number of years remaining in the then term of the agreement. Post-termination benefits are payable to Mr. Berk in a lump sum as soon as practicable after employment terminates, except that any supplementary post-termination benefit is payable promptly after Barton's contribution to the retirement plan. The agreement requires Mr. Berk to keep certain information with respect to the Company confidential during and after his employment with the Company.

     Under the terms of a letter agreement between Canandaigua Wine Company, Inc., a wholly-owned subsidiary of the Company, and Jon Moramarco, President and Chief Executive Officer of Canandaigua Wine, if Mr. Moramarco's employment is terminated without cause, he will be entitled to receive severance compensation equal to his then current base compensation for a period of eighteen (18) months.

     Under the terms of a letter agreement between the Company and Thomas Summer, Executive Vice President and Chief Financial Officer of the Company, if Mr. Summer's employment is terminated without cause or if he voluntarily resigns within 30 days after a demotion or a material diminishment in his responsibilities, in either case without cause, or if there is a change in control of the Company, he will be entitled to receive severance compensation equal to his then current base compensation for a period of 12 months.

     Peter Aikens is the President and Chief Executive Officer of Matthew Clark plc, a wholly-owned subsidiary of the Company, and by virtue of his responsibilities with Matthew Clark, he is deemed an executive officer of the Company. The son of Peter Aikens has an equity interest in Harold Whitehead and Partners ("HWP"), which provides consulting services to Matthew Clark on an as needed basis. Over the course of the last year, approximately $502,724 was paid to HWP for services rendered to Matthew Clark.

     Agustin Francisco Huneeus ("Mr. Huneeus") is the President of Franciscan Vineyards, Inc. ("Franciscan"), a wholly-owned subsidiary of the Company, and by virtue of his responsibilities with Franciscan, he is deemed an executive officer of the Company. His father, Agustin Huneeus, and other members of his immediate family, as well as Mr. Huneeus, individually and through various family owned entities (the "Huneeus Interests") engaged in certain transactions with Franciscan during the last fiscal year that are expected to be of an ongoing nature from year to year. Huneeus Interests (a) engage Franciscan for certain wine processing services; (b) engage Franciscan as the exclusive distributor of Quintessa wines under a long-term contract; (c) sell grapes to Franciscan pursuant to existing long-term contracts; (d) participate as partners with Franciscan in the ownership and operation of a winery and vineyards in Chile; (e) render brand management consulting and advisory services in the United States and internationally with respect to the Veramonte brand; and (f) render consulting services to Franciscan and the Company. Payments to Huneeus Interests pursuant to these transactions and arrangements totaled approximately $5,020,000 for the last fiscal year. Payments from Huneeus Interests to Franciscan for certain wine processing services totaled approximately $610,000 for the last fiscal year.

     By an Agreement dated December 20, 1990, the Company entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the Agreement, the Company pays the annual premium on an insurance policy (the "Policy") held in the trust, $209,063 in fiscal 2001, and the trust reimburses the Company for the portion of the premium equal to the "economic benefit" to Marvin Sands calculated in accordance with the United States Treasury Department rules then in effect ($24,006 for fiscal 2001). The Policy is a joint life policy payable upon the death of the second to die of the insureds, Marvin Sands and his wife Marilyn, with a face value of $5 million. Pursuant to the terms of the trust, Richard Sands, Robert Sands (in his individual capacity) and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the Policy (after the repayment of the indebtedness to the Company out of such proceeds as described below) if they survive Marvin Sands and Marilyn Sands. From the inception of the agreement through the end of fiscal 2001, the Company has paid aggregate premiums, net of reimbursements, of $2,222,506. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the Company and is secured by a collateral assignment of the Policy. Upon the termination of the Agreement, whether by the death of the survivor of the insureds or earlier cancellation, the Company is entitled to be repaid by the trust the amount of such indebtedness.

     Richard Sands, Robert Sands and four trusts formed under the will of Laurie Sands are the beneficial owners of a limited partnership which owns railroad cars. These cars are leased by the Company from the partnership at fair market rates. During fiscal year 2001, with respect to leasing these cars, the Company made payments to this limited partnership in the amount of $28,564. The Company expects to continue its present relationship with the limited partnership during fiscal year 2002.

     Richard Sands, Robert Sands and their mother, Marilyn Sands are beneficial owners of L, R, R & M, LLC, a Delaware limited liability company which owns the Inn on the Lake in Canandaigua, New York (the "Inn"). The Inn is leased and operated by a third party. The Inn is frequently used by the Company for Company functions and for its out-of-town employees visiting the Company on business. During the last fiscal year, the Company paid the operators of the Inn approximately $50,512 (exclusive of employee reimbursed expenses).

     George Bresler, a director of the Company, is a partner of the law firm of Bresler Goodman & Unterman, LLP in New York, New York. The Company pays to Mr. Bresler individually an annual retainer of $30,000 for his legal services to the Company. The Company also includes Mr. Bresler under its non-working group medical policy and pays a monthly premium of approximately $207 for his coverage. James A. Locke, III, a director of the Company, is a partner in the law firm of Nixon Peabody LLP, Rochester, New York, the Company's principal outside counsel.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Class A Stock and Class B Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. Based solely upon review of copies of such reports furnished to the Company and related information, the Company believes that all such filing requirements for fiscal 2001 were complied with in a timely fashion.


                          STOCK OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth, as of May 31, 2001, the beneficial ownership of the Company's directors and nominees, the Named Executives, and all of the Company's directors and executive officers as a group. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the named individual has sole voting power and investment discretion with respect to the shares attributed to him and the percentages of ownership are calculated on the basis of 35,881,710 shares of Class A Stock and 6,132,995 shares of Class B Stock outstanding as of the close of business on May 31, 2001.


                                            CLASS A STOCK (1)                                CLASS B STOCK
                             ---------------------------------------------------     -----------------------------
                                SHARES BENEFICIALLY OWNED
                             --------------------------------
                                                   SHARES
                                                 ACQUIRABLE          PERCENT OF                        PERCENT OF
                                               WITHIN 60 DAYS          CLASS            SHARES           CLASS
                               OUTSTANDING     BY EXERCISE OF       BENEFICIALLY     BENEFICIALLY     BENEFICIALLY
NAME OF BENEFICIAL OWNER         SHARES          OPTIONS (2)           OWNED             OWNED           OWNED
------------------------     ---------------   --------------       ------------     -------------    ------------
Richard Sands                  1,397,044 (3)      266,563 (3)         4.6% (3)       4,192,094 (3)       68.4% (3)
Robert Sands                   1,431,308 (3)      262,996 (3)         4.7% (3)       4,190,684 (3)       68.3% (3)
Alexander L. Berk                   -             178,720              *                  -                *
Jon Moramarco                        134 (4)       40,960              *                  -                *
Thomas S. Summer                   3,954 (5)      110,800              *                  -                *
James A. Locke, III                3,608           30,000              *   (6)              66             *
George Bresler                     1,510              -                *                  -                *
Jeananne K. Hauswald               1,510            6,000              *                  -                *
Paul L. Smith                      2,310           24,000              *                  -                *
Thomas C. McDermott                1,510           24,000              *                  -                *

All Executive Officers
Directors as a Group
(14 persons) (7)               2,048,840        1,269,235             8.9% (7)       5,667,808           92.4%

----------------------

* Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1) The shares and percentages of Class A Stock set forth in this table do not include (i) shares of Class A Stock that may be acquired within 60 days by an employee under the Company's Employee Stock Purchase Plan (because such number of shares is not presently determinable) and (ii) shares of Class A Stock that are issuable pursuant to the conversion feature of the Company's Class B Stock, although, such information is provided in a footnote where appropriate. For purposes of calculating the percentage of Class A Stock beneficially owned in the table and in the footnotes, additional shares of Class A Stock equal to the number of presently exercisable options and, as appropriate, the number of shares of Class B Stock owned by the named person or by the persons in the group of executive officers and directors are assumed to be outstanding only for that person or group of persons pursuant to Rule 13-3(d)(1) under the Securities Exchange Act.

(2) Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 31, 2001 or become exercisable within sixty (60) days thereafter. Such number does not include the number of option shares that may become exercisable within sixty (60) days of May 31, 2001 due to certain acceleration provisions in certain awards, which accelerations cannot be foreseen on the date of this Proxy Statement.

(3) Includes shares with respect to which the named individual shares voting power or investment discretion. See tables and footnotes under "Beneficial Ownership" above for information with respect to such matters and for the number and percentage of shares of Class A Stock that would be owned assuming the conversion of Class B Stock into Class A Stock.

(4) Mr. Moramarco shares the power to vote and dispose of these shares with his spouse.

(5) Mr. Summer shares the power to vote and dispose 1,474 shares with his spouse.

                                     - 17 -


(6) Assuming the conversion of Mr. Locke's 66 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 33,674 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(7) This group consists of the Company's current executive officers and directors. Assuming the conversion of a total of 5,667,808 shares of Class B Stock beneficially owned by the executive officers and directors as a group into Class A Stock, all executive officers and directors as a group would beneficially own 8,985,883 shares of Class A Stock, representing 21.0% of the outstanding Class A Stock after such conversion.

                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES

     The Board of Directors of the Company nominated seven directors to be elected by the stockholders to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board of Directors are Richard Sands, Robert Sands, George Bresler, Jeananne K. Hauswald, James A. Locke, III, Thomas C. McDermott and Paul
L. Smith, all of whom currently serve as directors of the Company. Of the seven nominees, Messrs. McDermott and Smith have been designated as the nominees to be elected by the holders of the Class A Stock, voting as a separate class. The remaining five nominees are to be elected by the holders of the Class B Stock, voting as a separate class.

     Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board of Directors of the Company. The following paragraphs contain certain biographical information about the nominees.

GEORGE BRESLER                                               DIRECTOR SINCE 1992
--------------
Mr. Bresler, age 76, has been engaged in the practice of law since 1957. From August 1987 through July 1992, Mr. Bresler was a partner of the law firm of Bresler and Bab, New York, New York. Since 1992, Mr. Bresler has been a partner of the law firm of Kurzman Eisenberg Corbin Lever & Goodman, LLP and its predecessor firm, in New York, New York. Mr. Bresler provides legal services to the Company.

JEANANNE K. HAUSWALD                                         DIRECTOR SINCE 2000
--------------------
Ms. Hauswald, age 57, has been a managing partner of Solo Management Group, LLC, a corporate financial and investment management consulting company, since September 1998. From 1987 to 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990-1993 and Vice President and Treasurer from 1993-1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation.

JAMES A. LOCKE, III                                          DIRECTOR SINCE 1983
-------------------
Mr. Locke, age 59, has been a partner in the law firm of Nixon Peabody LLP, and its predecessor firm, in Rochester, New York, the Company's principal outside counsel, since January 1, 1996. For twenty years prior to joining Nixon Peabody, Mr. Locke was a partner in the law firm of Harter, Secrest and Emery, Rochester, New York.

THOMAS C. MCDERMOTT                                          DIRECTOR SINCE 1997
-------------------
Mr. McDermott, age 63, has been a proprietor of Forbes Products, LLC, a custom vinyl business products company, since January 1998. From 1994 to 1997, Mr. McDermott was President and Chief Executive Officer of Goulds Pumps,
Incorporated, a centrifugal pumps company for industrial, domestic and agricultural markets, where he also was Chairman from 1995 to 1997. From 1986 to 1993, he was President and Chief Operating Officer of Bausch & Lomb Incorporated, a contact lens, lens-care and eyewear products company.

RICHARD SANDS, PH.D.                                         DIRECTOR SINCE 1982
--------------------
Mr. Sands, age 50, is the Chairman of the Board, President and Chief Executive Officer of the Company. He has been employed by the Company in various capacities since 1979. He was elected Executive Vice President and a director in 1982, became President and Chief Operating Officer in May 1986, and was elected Chief Executive Officer in October 1993. In September 1999, Mr. Sands was elected Chairman of the Board. He is the brother of Robert Sands.

ROBERT SANDS                                                 DIRECTOR SINCE 1990
------------
Mr. Sands, age 43, is Group President of the Company. He was appointed Group President in April 2000 and has served as a director since January 1990. Mr. Sands also had served as General Counsel from June 1986 to May 2000, as Vice President from June 1990 through October 1993, and as Executive Vice President from October 1993 through April 2000. He is the brother of Richard Sands.

PAUL L. SMITH                                                DIRECTOR SINCE 1997
-------------
Mr. Smith, age 65, retired from Eastman Kodak Company in 1993 after working there for thirty-five years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, Mr. Smith served on the Board of Directors of Eastman Kodak Company. Mr. Smith currently serves on the Board of Directors of Home Properties of New York, Inc. and Performance Technologies, Incorporated.

     See also information regarding George Bresler, Richard Sands, and Robert Sands under the caption "Certain Relationships and Related Transactions". For information with respect to the number of shares of the Company's common stock beneficially owned by each of the above named director nominees, see the table and the footnotes thereto under the caption "Stock Ownership of Management".

DIRECTOR COMPENSATION

     The Company's general policy is to pay its non-employee directors $35,000 per year for their services as directors, with no additional compensation for serving as members of committees of the Board. However, the compensation of non-employee directors was revised with respect to the two- year period beginning on September 1, 2000 and ending on August 31, 2002, such that each non-employee director will be paid partly in cash and partly in the form of an award of restricted shares of Class A Stock. The cash component consists of an annual amount of $17,500 and the restricted stock component consists of an award of 1,510 shares, which was valued at the time of the award to be approximately $35,000 for the two-year period. Subject to applicable provisions in the award document, fifty percent (50%) of the restricted stock will vest on August 31, 2001 and fifty percent (50%) of the award will vest on August 31, 2002. George Bresler, Jeananne K. Hauswald, James A. Locke, Thomas C. McDermott and Paul L. Smith qualify for such payments. During fiscal 2001, the Company also awarded options to Ms. Hauswald (as a newly elected director) to purchase up to 6,000 shares of Class A Stock at an exercise price of $26.8125 per share and with an exercise period of March 16, 2001 through September 14, 2010. The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors. Directors who are also employees of the Company receive no additional compensation for serving as directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held seven (7) meetings during the Company's fiscal year ended February 28, 2001. The standing committees of the Board are the Audit Committee, Corporate Governance Committee and Human Resources Committee. During fiscal 2001, each of the incumbent directors, during his or her period of service, attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served.

AUDIT COMMITTEE. The Audit Committee is currently composed of Paul L. Smith (Chair), Jeananne K. Hauswald and Thomas C. McDermott, each of whom is independent in accordance with the definition in the New York Stock Exchange's listing standards. The Audit Committee, operating under its charter, a copy of which is attached as Annex A to this Proxy Statement, assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies, internal controls and financial reporting practices. In addition, this Committee maintains a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent accountants. The Audit Committee held four (4) meetings during fiscal 2001.

CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee is currently composed of James A. Locke (Chair), Thomas C. McDermott, Robert Sands and Paul
L. Smith. The full Board is responsible for nominating candidates to become Directors, but has delegated the screening process involved to the Corporate Governance Committee. The Corporate Governance Committee advises the Board concerning appropriate composition of the Board and its committees and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this Committee also makes recommendations to the full Board with respect to an officer to be designated as Chief Executive Officer, and a director to serve as Chairman of the Board. In addition, this Committee recommends to the Board compensation for directors who are neither present or former full-time officers of the Company. This Committee held two (2) meetings during fiscal 2001. The Corporate Governance Committee will consider nominations by stockholders of the Company. Those suggestions should include sufficient biographical information so that the Committee can appropriately assess the proposed nominee's background and qualifications. All submissions should be sent in writing to the attention of the Corporate Secretary, Constellation Brands, Inc., 300 WillowBrook Office Park, Fairport, NY 14450.

HUMAN RESOURCES COMMITTEE. The Human Resources Committee is currently composed of Thomas C. McDermott (Chair), Jeananne K. Hauswald and Paul L. Smith. The Human Resources Committee monitors, among other matters: human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; and procedures and internal controls which relate to personnel administration, pay practices and benefits administration. The Human

Resources Committee is responsible for reviewing total executive compensation in relation to individual executive performance, Company performance, salary information and other parameters deemed reasonable in the assignment of executive compensation levels. This Committee also reviews and approves executive benefits and perquisites and reviews performance systems, including reward programs. The Human Resources Committee evaluates the performance of the Chief Executive Officer and approves his salary, as well as the salaries of other executives. This Committee also presently administers the Company's Long-Term Stock Incentive Plan, Incentive Stock Option Plan, Annual Management Incentive Plan, 1989 Employee Stock Purchase Plan and U.K. Sharesave Scheme and reviews succession planning for the Company and other important human resources issues. The Human Resources Committee held four (4) meetings during fiscal 2001.

AUDIT COMMITTEE REPORT

     The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

     The Audit Committee of the Board of Directors provides oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee, in carrying out its role, relies on the Company's senior management and its independent auditors.

     In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended February 28, 2001, the Audit Committee has reviewed and discussed the audited financial statements of the Company with the Company's management. Also, the Committee discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380).

     In addition, the Committee has received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen the independence of that firm as the Company's independent auditors.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2001 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE

                                        Paul L. Smith (Chair)
                                        Jeananne K. Hauswald
                                        Thomas C. McDermott

VOTE REQUIRED

     A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the two directors elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class B Stock is required for the election of the five directors elected by the holders of Class B Stock.

     The Board of Directors recommends a vote FOR the nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR the election of all the nominees for whom you are entitled to vote.


                                 PROPOSAL NO. 2
                                 --------------

                        SELECTION OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, Certified Public Accountants, served as the independent auditors of the Company for the fiscal year ended February 28, 2001, and the Board of Directors has again selected Arthur Andersen as the Company's independent auditors for the fiscal year ending February 28, 2002. This selection will be presented to the stockholders for their ratification at the Meeting. A representative of Arthur Andersen is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements. If the stockholders do not approve the selection of Arthur Andersen, the Board of Directors may reconsider its choice.

     The following sets forth information regarding fees billed to the Company by Arthur Andersen:

          AUDIT FEES: The aggregate fees billed by Arthur Andersen for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended February 28, 2001 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for such year were approximately $497,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: Arthur Andersen did not provide any services to the Company for the design and implementation of financial information systems during the Company's 2001 fiscal year.

          ALL OTHER FEES: The aggregate fees billed by Arthur Andersen for all other services rendered to the Company during the Company's 2001 fiscal year were approximately $858,000. These fees consisted primarily of services relating to acquisitions, debt and equity offerings, and tax compliance.

     The Audit Committee has reviewed and determined that the non-audit services provided by Arthur Andersen during the Company's 2001 fiscal year are compatible with maintaining the independence of such auditors.

VOTE REQUIRED

     Approval of Proposal No. 2 to ratify the selection of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

     The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending February 28, 2002 and accordingly recommends that you vote FOR Proposal No. 2. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.


                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), to be included in the Company's proxy statement to be issued in connection with the 2002 Annual Meeting of Stockholders, such proposal must be received by the Company no later than February 15, 2002.

     Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Act, which a stockholder intends to bring forth at the Company's 2002 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Act and the By-laws of the Company, if received by the Company after February 15, 2002.


                              FINANCIAL INFORMATION

     The Company has furnished its financial statements to stockholders by including in this mailing the Company's 2001 Annual Report to Stockholders, which consists of its Form 10-K for the fiscal year ended February 28, 2001 (excluding the exhibits thereto) and its 2001 glossy report. In addition, upon the request of any stockholder, the Company will provide, without charge, another copy of its Annual Report on Form 10-K for the fiscal year ended February 28, 2001, as filed with the Securities and Exchange commission (excluding the exhibits thereto). Written requests for such copies should be directed to Constellation Brands, Inc., Attention: Mark Maring, Vice President, 300 WillowBrook Office Park, Fairport, NY 14450; telephone number: (716) 218-2169.

                                      OTHER

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ David S. Sorce

                                          DAVID S. SORCE, Secretary


Fairport, New York
June 15, 2001

                                                                         ANNEX A
                                                                         -------

                           CONSTELLATION BRANDS, INC.

                               BOARD OF DIRECTORS'

                             AUDIT COMMITTEE CHARTER

COMPOSITION
-----------

The Audit Committee of the Board of Directors shall be composed of at least three, but not more than five, members of the Board, each of whom shall meet the independence requirements of the New York Stock Exchange, Inc. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board of Directors in its business judgment. The number of members of the Audit Committee shall be determined from time to time by resolution of the Board of Directors. The Committee and its Chairperson shall be nominated by the Corporate Governance Committee and elected by the Board.

PURPOSES
--------

The primary purposes of the Audit Committee shall be to:

     o    Assist  the  Board  of   Directors   in   fulfilling   its   oversight
          responsibilities as they relate to the Company's accounting policies, internal controls and financial reporting practices; and

     o    Maintain,   through   regularly   scheduled   meetings,   a  line   of
          communication between the Board of Directors and the Company's financial management, internal auditors and independent accountants.

RESPONSIBILITIES
----------------

The Audit Committee will:

     1. Oversee the external audit coverage. The Company's independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

          o Recommend to the Board the appointment of the independent accountants;

          o Review the engagement letter and the fees to be paid to the independent accountants;

          o Obtain confirmation and assurance as to the independent accountants' independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of their independence; and

          o    Review  and  evaluate   the   performance   of  the   independent
               accountants, as the basis for a recommendation to the Board of Directors with respect to reappointment or replacement.

     2. Review and discuss the annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee will:

          o Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit;

          o    Review significant changes in accounting or auditing policies;

          o Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work; and

          o Review with the independent accountants the condition of the Company's internal controls, and any significant findings and recommendations with respect to such controls.

     3. Review pertinent Company quarterly financial information in advance of quarterly earnings releases.

     4. Review major accounting policies and significant policy decisions as they deem appropriate.

     5. Obtain from management a notification of issues and responses whenever a second opinion is sought from an independent public accountant.

     6. Review annually executive officers' perquisites, including use of corporate assets.

     7. Review periodically the internal audit charter that explains the functional and organizational framework for providing services to management and to the Audit Committee.

     8.   Meet periodically with the Company's General Counsel to discuss legal,
          regulatory   and  corporate   compliance   matters  that  may  have  a
          significant impact on the Company.

     9.   Review   internal   audit   coverage.    In   connection   with   this
          responsibility, the Audit Committee will:

          o    Meet   periodically  with  management  and  the  senior  internal auditing executive to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled;

          o    Review,  in consultation  with management and the senior internal
               auditing  executive,   the  plan  and  scope  of  internal  audit
               activities; and

          o Review significant reports to management prepared by the internal auditing department and management's responses to such reports.

     10. Review and reassess the adequacy of this Charter annually and propose to the Board any recommended changes.

     11.  Report Audit Committee activities to the Board regularly.

     12. Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting of stockholders.

PROCEDURES
----------

     1.   Meetings
          --------

          The Audit Committee shall meet at least three times annually, preferably in conjunction with regular Board meetings. Meetings may, at the discretion of the Committee, include members of management, independent consultants, and such other persons as the Committee shall determine. The Committee, in discharging its responsibilities, may meet privately for advice and counsel with independent consultants, lawyers, or any other persons, including associates of the Company, knowledgeable in the matters under consideration. The Committee may also meet by telephone conference call or by any other means permitted by law or the Company's By-laws.

     2.   Action
          ------

          A majority of the members of the entire Audit Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members.

     3.   Rules
          -----

          The Audit Committee shall determine, as appropriate, its own rules and procedures, consistent with this Charter and the By-laws of the Company.

     4.   Chairperson Responsibilities
          ----------------------------

          The Chairperson of the Audit Committee shall report to the Board on the Committee's determinations and shall present recommendations for approval whenever necessary or desirable.

                               * * * * * * * * * *

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to initiate investigations, to resolve financial accounting disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's corporate policies.


                               * * * * * * * * * *

P R O X Y

                            CONSTELLATION BRANDS, INC.

             PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK


     The undersigned hereby appoints David S. Sorce and Thomas S. Summer, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of CONSTELLATION BRANDS, INC. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at One Chase Square, Rochester, New York, on Tuesday, July 17, 2001, at 11:00 a.m. (local time), and at any adjournments thereof (the "Meeting").

     Class A Stockholders, voting as a separate class, are entitled to elect two directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect five directors at the Meeting. Please refer to the Proxy Statement for details. Your Shares of Class A Common Stock and/or Class B Common Stock appear on the back of this card. PLEASE SIGN ON THE BACK.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
                                                   ---
AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSAL 2.
         ---


     TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              [SEE REVERSE SIDE]

                                    BALLOT                    PLEASE MARK
                                                              YOUR VOTES AS  [X]
                                                              INDICATED IN
                                                              THIS EXAMPLE

1.   Election  of  Directors:  To elect  Directors  as set  forth  in the  Proxy
     Statement.

       CLASS A STOCKHOLDERS                        CLASS B STOCKHOLDERS

Thomas C. McDermott, Paul L. Smith         George Bresler, Jeananne K. Hauswald,
                                           James A. Locke, III, Richard Sands,
                                           Robert Sands

 FOR BOTH   [  ]     WITHHELD  [  ]         FOR ALL   [  ]      WITHHELD  [  ]
 NOMINEES            FROM BOTH              NOMINEES            FROM ALL
(except as           NOMINEES              (except as           NOMINEES
 noted below)                               noted below)


     ------------------------------             -----------------------------
     FOR, except vote withheld                  FOR, except vote withheld
     from nominee identified on                 from nominee(s) identified on
     above line.                                above line.


2. Proposal to ratify selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending February 28, 2002.

                  FOR                AGAINST               ABSTAIN
                  [  ]                [  ]                  [  ]


3. In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or at any adjournments thereof.


[  ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


     The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement for the Company's 2001 Annual Meeting, describing more fully the proposals set forth herein.


SIGNATURE                                       DATE
          ------------------------------------       ---------------------------

SIGNATURE                                       DATE
          ------------------------------------       ---------------------------

NOTE: PLEASE DATE THIS PROXY AND SIGN YOUR NAME ABOVE EXACTLY AS IT APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF THE STOCKHOLDER IS A CORPORATION OR OTHER ENTITY, THE FULL ENTITY NAME SHOULD BE INSERTED AND THE PROXY SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF THE ENTITY, INDICATING HIS OR HER TITLE OR CAPACITY.